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                                  April 22, 1996


Remodelers Investment Corporation
16901 Dallas Parkway, Suite 200
Dallas, Texas 75248

     Re:  Remodelers Investment Corporation
          Registration Statement on Form S-3

Ladies and Gentlemen:

   We have acted as counsel for Remodelers Investment Corporation, a corporation organized under the laws of the State of Nevada (the "Company"), in connection with the proposed issuance by the Company of its asset-backed certificates (the "CERTIFICATES"). The Certificates are to be issued pursuant to a Pooling and Servicing Agreement (the "POOLING AND SERVICING AGREEMENT"), between the Company, the servicer (the "SERVICER") and the trustee (the "TRUSTEE") in the form filed as an exhibit to the Company's Registration Statement on Form S-3 (the "REGISTRATION STATEMENT"), which Registration Statement is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "SECURITIES ACT") on December 22, 1995. This opinion is also to be filed as an exhibit to the Registration Statement.

   We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company's organizational documents, the form of Pooling and Servicing Agreement and the form of Certificates included therein and such other documents, records, certificates of the Company and public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In addition, we have assumed that the Pooling and Servicing Agreement as completed for each series will be duly executed and delivered; that the Certificates as completed for each series will be duly executed and delivered substantially in the forms contemplated by the Pooling and Servicing Agreement; and that the Certificates for each series will be sold as described in the Registration Statement.

   Based upon the foregoing, we are of the opinion that the Certificates are in due and proper form, and assuming the due authorization, execution and delivery of the Pooling and Servicing Agreement for each series by the Company, the Servicer and the Trustee and the due authorization of the Certificates for each series by all necessary action on the part of the Company, when validly executed, authenticated and issued in accordance with the applicable Pooling and Servicing



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Remodelers Investment Corporation
April 22, 1996
Page -2-


Agreement and delivered against payment therefor, the Certificates for each series will be validly issued and outstanding, fully paid and non-assessable, and entitled to the benefits of the Pooling and Servicing Agreement in accordance with their terms, except that the enforceability thereof may be subject to (a) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent or preferential conveyance or other similar laws now or hereinafter in effect relating to creditors' rights generally, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

   The opinion expressed above is subject to the qualification that we do not purport to be experts as to the laws of any jurisdiction other than the United States and the State of Texas, and we express no opinion herein as to the effect that the laws and decisions of courts of any such other jurisdiction may have upon such opinions.

   We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus Supplement and Prospectus contained therein. By giving such consent, we do not hereby admit that we are an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act of 1933, as amended. This opinion is delivered as of the date hereof and we disclaim any responsibility to update this opinion at any time following the date hereof.


                                           Sincerely,

                                           ANDREWS & KURTH L.L.P.




                                           By: /s/ MICHAEL B. THIMMIG
                                               ----------------------------
                                               Michael B. Thimmig, Partner


2601:1571:1570


DAL02:20569.2